UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2020

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0075 per share	XOMA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

As previously disclosed, XOMA Corporation (“XOMA”), through its wholly-owned subsidiary, XOMA (US) LLC (the “Company”), entered into a license agreement with Rezolute, Inc., formerly known as AntriaBio, Inc. (“Rezolute”), on December 6, 2017 (as amended, the “License Agreement”). On March 31, 2020, the Company and Rezolute entered into Amendment No. 3 to the License Agreement (the “Amendment”) pursuant to which the parties agreed to extend the payment schedule for the remaining balance due from Rezolute to XOMA of $2,608,950.  The revised payment schedule provides for seven quarterly payments to be paid through September 30, 2021. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which will be filed as an exhibit to XOMA’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: April 2, 2020	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer